Registration No. 333-
As filed with the Securities and Exchange Commission on September 7, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Procter & Gamble Company	Procter & Gamble International Funding SCA
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)
Ohio	Luxembourg
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
31-0411980	Not Applicable
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
One Procter & Gamble Plaza, Cincinnati, Ohio 45202	26 Boulevard Royal, L-2449 Luxembourg,
(513) 983-1100	00-352-22-99-99-5241
(Address, Including Zip Code, and Telephone Number,	(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)	Including Area Code, of Registrant’s Principal Executive Offices)

James J. Johnson, Secretary
The Procter & Gamble Company
One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-2069
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies to:

Valerie Ford Jacob, Esq.
Susan S. Whaley, Esq.	Daniel J. Bursky, Esq.
The Procter & Gamble Company	Fried, Frank, Harris, Shriver & Jacobson LLP
One Procter & Gamble Plaza	One New York Plaza
Cincinnati, Ohio 45202	New York, New York 10004
(513) 983-7695	(212) 859-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed	Amount of
Title of Each Class of Securities To Be	Amount To Be	Offering Price	Maximum	Registration
Registered	Registered	Per Unit	Offering Price	Fee
The Procter & Gamble Company:
Debt Securities	(1)	(1)	(1)	$0	(1)
Guarantees with respect to Debt Securities of Procter & Gamble International Funding SCA (2) (3)	(1)	(1)	(1)	$0	(1)
Procter & Gamble International Funding SCA:
Debt Securities	(1)	(1)	(1)	$0	(1)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee, except for (a) $272,577 that has already been paid with respect to $2,151,361,000 aggregate initial offering price of securities that were previously registered by The Procter & Gamble Company pursuant to Registration Statement No. 333-113515, which was initially filed on March 11, 2004, and were not sold thereunder and (b) $36,800 that has already been paid with respect to $400,000,000 aggregate initial offering price of securities that were previously registered by The Gillette Company pursuant to Registration Statement No. 333-101112, which was initially filed on November 8, 2002, and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fee payable pursuant to this Registration Statement.

(2)	The Procter & Gamble Company will fully and unconditionally guarantee on a senior unsecured basis all payment of principal, premium, if any, and interest obligations with respect to the debt securities of Procter & Gamble International Funding SCA.

(3)	No separate filing fee is required pursuant to Rule 457(n) under the Securities Act.

PROSPECTUS
The Procter & Gamble Company
Debt Securities
Procter & Gamble International Funding SCA
Debt Securities
fully and unconditionally guaranteed by
The Procter & Gamble Company

     The Procter & Gamble Company may, from time to time, sell debt securities in one or more offerings pursuant to this prospectus. Procter & Gamble International Funding SCA may, from time to time, sell in one or more offerings pursuant to this prospectus debt securities fully and unconditionally guaranteed by The Procter & Gamble Company. The specific terms of any securities to be offered will be provided in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.
     This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
     The debt securities may be sold directly or through agents, underwriters or dealers.
     Investing in debt securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents incorporated by reference.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 7, 2007.

Page
The Procter & Gamble Company	1
Procter & Gamble International Funding SCA	1
Forward-Looking Statements	2
Use of Proceeds	3
Description of Procter & Gamble Debt Securities	4
Description of PGIF Debt Securities	12
Plan of Distribution	23
Legal Opinions	25
Experts	25
Where You Can Find More Information	25
EX-1(A)
EX-1(B)
EX-4(C)
EX-5(A)
EX-5(B)
EX-5(C)
EX-23(A)
EX-24(A)
EX-24(B)
EX-25(A)
EX-25(B)

          This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, The Procter & Gamble Company may, from time to time, sell in one or more offerings, debt securities. In addition, Procter & Gamble International Funding SCA may, from time to time, sell in one or more offerings, debt securities fully and unconditionally guaranteed by The Procter & Gamble Company.
          This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, a prospectus supplement will be provided that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.
          You should carefully read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”
          In this prospectus supplement and the accompanying prospectus, unless we otherwise specify or the context otherwise requires, references to:
•	“Procter & Gamble,” the “Company,” “we,” “us,” and “our” are, except as otherwise indicated in the section captioned “Description of PGIF Debt Securities,” to The Procter & Gamble Company and its subsidiaries;

•	“PGIF” are to Procter & Gamble International Funding SCA, an indirect wholly owned finance subsidiary of Procter & Gamble;

•	“fiscal” followed by a specific year are to our fiscal year ended or ending June 30 of that year; and

•	“dollars,” “$” and “U.S.$” are to United States dollars.

THE PROCTER & GAMBLE COMPANY
          The Procter & Gamble Company was incorporated in Ohio in 1905, having been built from a business founded in 1837 by William Procter and James Gamble. Today, the Company manufactures and markets a broad range of consumer products in many countries throughout the world. Our principal executive offices are located at One Procter & Gamble Plaza, Cincinnati, Ohio 45202, and our telephone number is (513) 983-1100.
PROCTER & GAMBLE INTERNATIONAL FUNDING SCA
          Procter & Gamble International Funding SCA, a Luxembourg société en commandite par actions, is an indirect wholly owned finance subsidiary of Procter & Gamble, which conducts no independent operations other than its financing activities. PGIF’s offices are located at 26 Boulevard Royal, L-2449 Luxembourg, and its telephone number is 00-352-22-99-99-5241.

FORWARD-LOOKING STATEMENTS
          All statements, other than statements of historical fact included or incorporated by reference in this prospectus, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete. Neither we nor PGIF assume any obligation to update any forward-looking statement as a result of new information, future events or other factors. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. In addition to the risks and uncertainties noted in this prospectus and the documents incorporated herein by reference, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including with respect to lower income consumers and growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully execute, manage and integrate key acquisitions and mergers, including (i) the Domination and Profit Transfer Agreement with Wella, and (ii) the Company’s merger with The Gillette Company, and to achieve the cost and growth synergies in accordance with the stated goals of these transactions; (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability, patent, and intellectual property matters as well as those related to the integration of Gillette and its subsidiaries), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company’s outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries), debt, interest rate and commodity cost exposures; (8) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company’s significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to terrorist activities; (9) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (10) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (11) the ability to successfully manage increases in the prices of raw materials used to make the Company’s products; (12) the ability to stay close to consumers in an era of increased media fragmentation; and (13) the ability to stay on the leading edge of innovation and maintain a positive reputation on our brands. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports incorporated by reference herein.

USE OF PROCEEDS
          Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus by Procter & Gamble or PGIF for general corporate purposes.

DESCRIPTION OF PROCTER & GAMBLE DEBT SECURITIES
          This section describes the general terms and provisions of any debt securities that we may offer in the future. A prospectus supplement relating to a particular series of debt securities will describe the specific terms of that particular series and the extent to which the general terms and provisions apply to that particular series.
General
          We expect to issue the debt securities under an indenture, dated as of September 28, 1992, between us and The Bank of New York Trust Company, N.A., (as successor-in-interest to J.P. Morgan Trust Company, National Association), as trustee. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus forms a part. The following summaries of various provisions of the indenture are not complete. You should read the indenture for a more complete understanding of the provisions described in this section. The indenture itself, not this description or the description in the prospectus supplement, defines your rights as a holder of debt securities. Parenthetical section and article numbers in this description refer to sections and articles in the indenture.
          The debt securities will be unsecured obligations of Procter & Gamble. The indenture does not limit the amount of debt securities that we may issue under the indenture. The indenture provides that we may issue debt securities from time to time in one or more series.
Terms of a Particular Series
          Each prospectus supplement relating to a particular series of debt securities will include specific information relating to the offering. This information will include some or all of the following terms of the debt securities of the series:
•	the title of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;

•	the dates on which interest, if any, will be payable and the regular record dates for interest payments;

•	any mandatory or optional sinking fund or similar provisions;

•	any optional or mandatory redemption provisions, including the price at which, the periods within which, and the terms and conditions upon which we may redeem or repurchase the debt securities;

•	the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder;

•	the portion of the principal amount of the debt securities that will be payable upon acceleration of maturity, if other than the entire principal amount;

•	provisions allowing us to defease the debt securities or certain restrictive covenants and certain events of default under the indenture;

•	if other than in United States dollars, the currency or currencies, including composite currencies, of payment of principal of and premium, if any, and interest on the debt securities;

•	the federal income tax consequences and other special considerations applicable to any debt securities denominated in a currency or currencies other than United States dollars;

•	any index used to determine the amount of payments of principal of and premium, if any, and interest, if any, on the debt securities;

•	if the debt securities will be issuable only in the form of a global security as described below, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee; and

•	any other terms of the debt securities. (Section 301)
Payment of Principal, Premium and Interest
     Unless otherwise indicated in the prospectus supplement, principal of and premium, if any, and interest, if any, on the debt securities will be payable, and the debt securities will be exchangeable and transfers of debt securities will be registrable, at the office of the trustee at Global Corporate Trust, 2 North LaSalle Street, Suite 1020, Chicago, IL 60602. At our option, however, payment of interest may be made by:
•	wire transfer on the date of payment in immediately available federal funds or next day funds to an account specified by written notice to the trustee from any holder of debt securities;

•	any similar manner that the holder may designate in writing to the trustee; or

•	check mailed to the address of the holder as it appears in the security register. (Sections 301, 305 and 1002)
     Any payment of principal and premium, if any, and interest, if any, required to be made on a day that is not a business day need not be made on that day, but may be made on the next succeeding business day with the same force and effect as if made on the non-business day. No interest will accrue for the period from and after the non-business day. (Section 113)
     Unless otherwise indicated in the prospectus supplement relating to the particular series of debt securities, we will issue the debt securities only in fully registered form, without coupons, in denominations of $1,000 or any multiple of $1,000. (Section 302) We will not require a service charge for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange. (Section 305)
Original Issue Discount Securities
     Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. An original issue discount security under the indenture includes any security which provides for an amount less than its principal amount to be due and payable upon a declaration of acceleration upon the occurrence of an event of default. In addition, under regulations of the U.S. Treasury Department it is possible that debt securities which are offered and sold at their stated principal amount would, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes, and special rules may apply to debt securities which are considered to be issued as “investment units”. Federal income tax consequences and other special considerations applicable to any such original issue discount securities, or other debt securities treated as issued at an original issue discount, and to “investment units” will be described in the applicable prospectus supplement.

Book-Entry Debt Securities
          The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depository or its nominee identified in the prospectus supplement relating to the debt securities. In this case, one or more global securities will be issued in a denomination or total denominations equal to the portion of the total principal amount of outstanding debt securities to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depository for the global security to a nominee of the depository and except in the circumstances described in the prospectus supplement relating to the debt securities. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security. (Sections 204 and 305)
Restrictive Covenants
          In this section we describe the principal covenants that will apply to the debt securities unless the prospectus supplement for a particular series of debt securities states otherwise. We make use of several defined terms in this section. The definitions for these terms are located at the end of this section under “—Definitions Applicable to Covenants.”
     Restrictions on Secured Debt
          If we or any Domestic Subsidiary shall incur, assume or guarantee any Debt secured by a Mortgage on any Principal Domestic Manufacturing Property or on any shares of stock or debt of any Domestic Subsidiary, we will secure, or cause such Domestic Subsidiary to secure, the debt securities then outstanding equally and ratably with (or prior to) such Debt. However, we will not be restricted by this covenant if, after giving effect to the particular Debt so secured the total amount of all Debt so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Domestic Manufacturing Properties, would not exceed 5% of our and our consolidated subsidiaries’ Consolidated Net Tangible Assets.
          In addition, the restriction will not apply to, and there shall be excluded in computing secured Debt for the purpose of the restriction, Debt secured by
(1)	Mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time the corporation becomes a Domestic Subsidiary;

(2)	Mortgages in favor of us or a Domestic Subsidiary;

(3)	Mortgages in favor of U.S. governmental bodies to secure progress or advance payments;

(4)	Mortgages on property, shares of stock or debt existing at the time of their acquisition, including acquisition through merger or consolidation, purchase money Mortgages and construction cost Mortgages; and

(5)	any extension, renewal or refunding of any Mortgage referred to in the immediately preceding clauses (1) through (4), inclusive. (Section 1004)
          The indenture does not restrict the incurrence of unsecured debt by us or our subsidiaries.
     Restrictions on Sales and Leasebacks
          Neither we nor any Domestic Subsidiary may enter into any sale and leaseback transaction involving any Principal Domestic Manufacturing Property, the completion of construction and commencement of full operation of which has occurred more than 120 days prior to the transaction, unless

•	we or the Domestic Subsidiary could incur a lien on the property under the restrictions described above under “Restrictions on Secured Debt” in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities then outstanding or

•	we, within 120 days, apply to the retirement of our Funded Debt an amount not less than the greater of (1) the net proceeds of the sale of the Principal Domestic Manufacturing Property leased pursuant to such arrangement or (2) the fair value of the Principal Domestic Manufacturing Property so leased, subject to credits for various voluntary retirements of Funded Debt.
          This restriction will not apply to any sale and leaseback transaction
•	between us and a Domestic Subsidiary,

•	between Domestic Subsidiaries or

•	involving the taking back of a lease for a period of less than three years. (Section 1005)
     Definitions Applicable to Covenants
          The term “Attributable Debt” means the total net amount of rent, discounted at 10% per annum compounded annually, required to be paid during the remaining term of any lease.
          The term “Consolidated Net Tangible Assets” means the total amount of assets, less applicable reserves and other properly deductible items, after deducting (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as described on our and our consolidated subsidiaries’ most recent balance sheet and computed in accordance with generally accepted accounting principles.
          The term “Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.
          The term “Domestic Subsidiary” means any of our subsidiaries except a subsidiary which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States or which is engaged primarily in financing our and our subsidiaries’ operations outside the United States.
          The term “Funded Debt” means Debt having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the date of determination of the amount of Debt.
          The term “Mortgage” means pledges, mortgages and other liens.
          The term “Principal Domestic Manufacturing Property” means any facility (together with the land on which it is erected and fixtures comprising a part of the land) used primarily for manufacturing or processing, located in the United States, owned or leased by us or one of our subsidiaries and having a gross book value in excess of 3 / 4 of 1% of Consolidated Net Tangible Assets. However, the term “Principal Domestic Manufacturing Property” does not include any facility or portion of a facility (1) which is a pollution control or other facility financed by obligations issued by a state or local governmental unit pursuant to Section 103(b)(4)(E), 103(b)(4)(F) or 103(b)(6) of the Internal Revenue Code of 1954, or any successor provision thereof, or (2) which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our subsidiaries as an entirety.
Events of Default
          Any one of the following are events of default under the indenture with respect to debt securities of any series:

(1)	our failure to pay principal of or premium, if any, on any debt security of that series when due;

(2)	our failure to pay any interest on any debt security of that series when due, continued for 30 days;

(3)	our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

(4)	our failure to perform any other of our covenants in the indenture, other than a covenant included in the indenture solely for the benefit of other series of debt securities, continued for 90 days after written notice as provided in the indenture;

(5)	certain events involving bankruptcy, insolvency or reorganization; and

(6)	any other event of default provided with respect to debt securities of that series. (Section 501)
          If an event of default with respect to outstanding debt securities of any series shall occur and be continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under some circumstances, rescind and annul the acceleration. (Section 502) For information as to waiver of defaults, see the section below entitled “Modification and Waiver”.
          A prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon the occurrence of an event of default and its continuation.
          During default, the trustee has a duty to act with the required standard of care. Otherwise, the indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the trustee reasonable indemnity. (Section 603) If the provisions for indemnification of the trustee have been satisfied, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. (Section 512)
          We will furnish to the trustee annually a certificate as to our compliance with all conditions and covenants under the indenture. (Section 1007)
Defeasance
          The prospectus supplement will state if any defeasance provision will apply to the debt securities. Defeasance refers to the discharge of some or all of our obligations under the indenture.
     Defeasance and Discharge
          We will be discharged from any and all obligations in respect of the debt securities of any series if we deposit with the trustee, in trust, money and/or U.S. government securities which through the payment of interest and principal will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest on the debt securities of the series on the dates those payments are due and payable.
          If we defease a series of debt securities, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for

•	the rights of holders to receive from the trust funds payment of principal, premium and interest on the debt securities,

•	our obligation to register the transfer or exchange of debt securities of the series,

•	our obligation to replace stolen, lost or mutilated debt securities of the series,

•	our obligation to maintain paying agencies,

•	our obligation to hold monies for payment in trust and

•	the rights of holders to benefit, as applicable, from the rights, powers, trusts, duties and immunities of the trustee.
          We may defease a series of debt securities only if, among other things:
•	we have delivered to the Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that holders and beneficial owners of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred, and

•	we have delivered to the trustee an opinion of counsel, who may be our employee or counsel, to the effect that the debt securities of the series, if then listed on the New York Stock Exchange, will not be delisted as a result of the deposit, defeasance and discharge. (Section 403)
     Defeasance of Covenants and Events of Default
          We may omit to comply with the covenants described above under “Restrictions on Secured Debt” (Section 1004) and “Restrictions on Sales and Leasebacks” (Section 1005), and the failure to comply with these covenants will not be deemed an event of default (Section 501(4)), if we deposit with the trustee, in trust, money and/or U.S. government securities which through the payment of interest and principal will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest on the debt securities of the series on the dates those payments are due and payable. Our obligations under the indenture and the debt securities of the series will remain in full force and effect, other than with respect to the defeased covenants and related events of default.
          We may defease the covenants and the related events of default described above only if, among other things, we have delivered to the trustee an opinion of counsel, who may be our employee or counsel, to the effect that
•	the holders and beneficial owners of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and defeasance of the covenants and events of default, and the holders and beneficial owners of the debt securities of the series will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred, and

•	the debt securities of the series, if then listed on the New York Stock Exchange, will not be delisted as a result of the deposit and defeasance. (Section 1006)
          If we choose covenant defeasance with respect to the debt securities of any series as described above and the debt securities of the series are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (4) under “Events of Default”, the amount of money and U.S.

government securities on deposit with the trustee will be sufficient to pay amounts due on the debt securities of the series at the time of their stated maturity. The amount on deposit with the trustee may not be sufficient to pay amounts due on the debt securities of the series at the time of the acceleration resulting from the event of default. However, we will remain liable for these payments.
Modification and Waiver
          Procter & Gamble and the trustee may make modifications of and amendments to the indenture if the holders of at least 66 2/3% in principal amount of the outstanding debt securities of each series affected by the modification or amendment consent to the modification or amendment.
          However, the consent of the holder of each debt security affected will be required for any modification or amendment that
•	changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security,

•	reduces the principal amount of, or the premium, if any, or interest, if any, on, any debt security,

•	reduces the amount of principal of an original issue discount security payable upon acceleration of the maturity of the security,

•	changes the place or currency of payment of principal of, or premium, if any, or interest, if any, on, any debt security,

•	impairs the right to institute suit for the enforcement of any payment on any debt security, or

•	reduces the percentage in principal amount of debt securities of any series necessary to modify or amend the indenture or to waive compliance with various provisions of the indenture or to waive various defaults. (Section 902)
          Without the consent of any holder of debt securities, we and the trustee may make modifications or amendments to the indenture in order to
•	evidence the succession of another person to us and the assumption by that person of the covenants in the indenture,

•	add to the covenants for the benefit of the holders,

•	add additional events of default,

•	permit or facilitate the issuance of securities in bearer form or uncertificated form,

•	add to, change, or eliminate any provision of the indenture in respect of a series of debt securities to be created in the future,

•	secure the securities as required by “Restrictions on Secured Debt,”

•	establish the form or terms of securities of any series,

•	evidence the appointment of a successor trustee, or

•	cure any ambiguity, correct or supplement any provision which may be inconsistent with another provision, or make any other provision, provided that any action may not adversely affect the interests of holders of debt securities in any material respect.
          The holders of at least 66 2/3% in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive compliance by us with various restrictive provisions of the indenture. (Section 1008)
          The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default with respect to that series, except
•	a default in the payment of the principal of or premium, if any, or interest on any debt security of that series, or

•	a default in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series that would be affected. (Section 513)
Consolidation, Merger and Sale of Assets
          If the conditions below are met, we may, without the consent of any holders of outstanding debt securities:
•	consolidate or merge with or into another entity, or

•	transfer or lease our assets as an entirety to another entity.
          We have agreed that we will engage in a consolidation, merger or transfer or lease of assets as an entirety only if
•	the entity formed by the consolidation or into which we are merged or which acquires or leases our assets is a corporation, partnership or trust organized and existing under the laws of any United States jurisdiction and assumes our obligations on the debt securities and under the indenture,

•	after giving effect to the transaction no event of default would have happened and be continuing, and

•	various other conditions are met. (Article Eight)
Regarding the Trustee
          The Bank of New York Trust Company, N.A., (as successor-in-interest to J.P. Morgan Trust Company, National Association), is the trustee under the indenture, and also serves as trustee under the indenture relating to the debt securities of PGIF. The Bank of New York Trust Company is a depositary of Procter & Gamble. In addition, affiliates of The Bank of New York Trust Company may perform various commercial banking and investment banking services for Procter & Gamble and its subsidiaries from time to time in the ordinary course of business.

DESCRIPTION OF PGIF DEBT SECURITIES
          This section describes the general terms and provisions of any debt securities that PGIF may offer in the future. A prospectus supplement relating to a particular series of debt securities will describe the specific terms of that particular series and the extent to which the general terms and provisions apply to that particular series. In this section, references to “PGIF,” “we,” “our” or “us” refer solely to Procter & Gamble International Funding SCA, and references to “Procter & Gamble” refer to The Procter & Gamble Company.
General
          We expect to issue the debt securities under an indenture, dated as of July 6, 2007, among PGIF, as issuer, Procter & Gamble, as guarantor and The Bank of New York Trust Company, N.A., as trustee. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus forms a part. The following summaries of various provisions of the indenture are not complete. You should read the indenture for a more complete understanding of the provisions described in this section. The indenture itself, not this description or the description in the prospectus supplement, defines your rights as a holder of debt securities. Parenthetical section and article numbers in this description refer to sections and articles in the indenture.
          The debt securities will be unsecured obligations of PGIF and will be fully and unconditionally guaranteed by The Procter & Gamble Company. The indenture does not limit the amount of debt securities that we may issue under the indenture. The indenture provides that we may issue debt securities from time to time in one or more series.
Terms of a Particular Series
          Each prospectus supplement relating to a particular series of debt securities will include specific information relating to the offering. This information will include some or all of the following terms of the debt securities of the series:
•	the title of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;

•	the dates on which interest, if any, will be payable and the regular record dates for interest payments;

•	any mandatory or optional sinking fund or similar provisions;

•	any optional or mandatory redemption provisions, including the price at which, the periods within which, and the terms and conditions upon which we may redeem or repurchase the debt securities;

•	the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder;

•	the portion of the principal amount of the debt securities that will be payable upon acceleration of maturity, if other than the entire principal amount;

•	provisions allowing us to defease the debt securities or certain restrictive covenants and certain events of default under the indenture;

•	if other than in United States dollars, the currency or currencies, including composite currencies, of payment of principal of and premium, if any, and interest on the debt securities;

•	the federal income tax consequences and other special considerations applicable to any debt securities denominated in a currency or currencies other than United States dollars;

•	any index used to determine the amount of payments of principal of and premium, if any, and interest, if any, on the debt securities;

•	if the debt securities will be issuable only in the form of a global security as described below, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee; and

•	any other terms of the debt securities. (Section 301)
Payment of Principal, Premium and Interest
          Unless otherwise indicated in the prospectus supplement, principal of and premium, if any, and interest, if any, on the debt securities will be payable, and the debt securities will be exchangeable and transfers of debt securities will be registrable, at the office of the trustee at Global Corporate Trust, 2 North LaSalle Street, Suite 1020, Chicago, IL 60602. At our option, however, payment of interest may be made by:
•	wire transfer on the date of payment in immediately available federal funds or next day funds to an account specified by written notice to the trustee from any holder of debt securities;

•	any similar manner that the holder may designate in writing to the trustee; or

•	check mailed to the address of the holder as it appears in the security register. (Sections 301, 305 and 1002)
          Any payment of principal and premium, if any, and interest, if any, required to be made on a day that is not a business day need not be made on that day, but may be made on the next succeeding business day with the same force and effect as if made on the non-business day. No interest will accrue for the period from and after the non-business day. (Section 113)
          Unless otherwise indicated in the prospectus supplement relating to the particular series of debt securities, we will issue the debt securities only in fully registered form, without coupons, in denominations of $2,000 or any multiple of $1,000. (Section 302) We will not require a service charge for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange. (Section 305)
Guarantee
          Procter & Gamble will fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on the debt securities on a senior unsecured basis, when and as the same become due and payable, whether on a maturity date, by declaration or acceleration, upon redemption, repurchase or otherwise, and all other obligations of PGIF under the indenture.
Original Issue Discount Securities
          Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. An original issue discount security under the indenture includes any security which provides for an amount less than its principal amount to be due and payable upon a declaration of acceleration upon the occurrence of an event of default. In addition, under regulations of the U.S. Treasury Department it is possible that debt securities which are offered and sold at their stated principal amount would, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes, and special rules may apply to debt securities which are considered to be issued as “investment units”. Federal income tax consequences and other special considerations applicable to any such original issue discount securities, or other debt securities treated as issued at an original issue discount, and to “investment units” will be described in the applicable prospectus supplement.
Additional Amounts
          All payments made by PGIF under or with respect to the debt securities will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Luxembourg (or any political subdivision or taxing authority thereof or therein) and any interest, penalties and other liabilities with respect thereto (hereinafter collectively, “Taxes”) unless PGIF is required to withhold or deduct Taxes by law (including any law or directive of the European Union) or by the interpretation or administration thereof. In the event that PGIF is required to so withhold or deduct any amount for or on account of any Taxes from any payment under or with respect to the debt securities PGIF will pay such additional amounts (referred to herein as “Additional Amounts”) as may be necessary so that the net amount (including Additional Amounts) received by each holder of the debt securities after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that PGIF will not be required to pay any such Additional Amounts with respect to any payment to a holder of a debt security for or on account of:
(a) any Taxes that would not have been so imposed, deducted or withheld but for the existence of any present or former personal or business connection between such holder or the beneficial owner of such debt security, as the case may be, and Luxembourg (or any political subdivision or taxing authority thereof or therein) other than the mere receipt of such payment or the ownership or holding of such debt security;
(b) any estate, inheritance, net wealth, gift, sales, value added, transfer, stamp, excise or personal property tax or any similar Taxes;
(c) any Taxes that are payable otherwise than by withholding or deduction from a payment to such holder or the beneficial owner of such debt security;
(d) any Taxes imposed, deducted or withheld as a result of the failure of such holder or the beneficial owner of such debt security to duly and timely comply with any applicable certification, information, identification, documentation or other reporting requirements concerning the nationality, residence, identity or connection with Luxembourg (or any political subdivision or taxing authority thereof or therein) of such holder or the beneficial owner of such debt security, as the case may be, or to make any valid or timely declaration or similar claim, if such compliance or such declaration or similar claim is required by a statute, treaty, regulation or administrative practice of Luxembourg (or any political subdivision or taxing authority thereof or therein) as a precondition to relief or exemption from all or part of such Taxes;
(e) any Taxes which would not have been so imposed, deducted or withheld but for the presentation of such debt security for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment is duly provided for, whichever occurs later;
(f) any Taxes required to be withheld pursuant to a law in effect as of the date hereof, including any withholding under the European Council Directive 2003/48/EC or any other Directive on the taxation of savings implementing the conclusions of the ECOFIN council meeting of 26th-27th November, 2000, or any law implementing or complying with, or introduced in order to conform to, such Directive;
(g) any Taxes required to be deducted or withheld by any paying agent from any payment in respect of such debt security if such payment could be made without such withholding by at least one other paying agent;

(h) any Taxes imposed on or deducted or withheld from a payment to such holder or the beneficial owner of such debt security that is not the sole beneficial owner of such debt security or is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner of such debt security, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of Additional Amounts had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of such payment; or
(i) any combination of (a), (b), (c), (d), (e), (f), (g) and (h) above.
          PGIF will also make any applicable withholding or deduction and remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law. PGIF will furnish to the trustee, within 30 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing payment of such Taxes or, if such tax receipts are not reasonably available to PGIF, such other documentation reasonably acceptable to the trustee evidencing such payment by PGIF.
          PGIF will pay any issue, registration, documentation, stamp or other similar taxes or duties imposed by Luxembourg (or any political subdivision or taxing authority thereof or therein) in connection with the execution, delivery, payment or performance of the indenture, the debt securities or the guarantee and shall indemnify each holder and beneficial owner of the debt securities for all liabilities arising from any failure to pay, or delay in paying, such taxes or duties.
Redemption for Changes in Withholding Taxes
          The debt securities also may be redeemed at the option of PGIF, in whole but not in part, at a redemption price equal to 100% of the principal amount of the debt securities to be redeemed, together with interest accrued and unpaid to the date fixed for redemption, at any time, on giving not less than 30 nor more than 60 days’ notice (which notice shall be irrevocable), if (a) PGIF has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws, treaties, regulations or rulings of Luxembourg or any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the date hereof or (b) any action shall have been taken by any taxing authority, or any action has been brought in a court of competent jurisdiction, in Luxembourg or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above (whether or not such action was taken or brought with respect to PGIF) or any change, clarification, amendment, application or interpretation of such laws, treaties, regulations or rulings shall be officially proposed, in any case on or after the date hereof, which results in a substantial likelihood that PGIF will be required to pay Additional Amounts on the next interest payment date; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which PGIF would be, in the case of a redemption for the reasons specified in (a) above, or there would be a substantial likelihood that PGIF would be, in the case of a redemption for the reasons specified in (b) above, obligated to pay such Additional Amounts if a payment in respect of the debt securities were then due. Prior to the publication of any notice of redemption pursuant to this paragraph, PGIF shall deliver to the trustee a certificate signed by a duly authorized officer of PGIF stating that PGIF is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent of the right of PGIF so to redeem have occurred.
Book-Entry Debt Securities
          The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depository or its nominee identified in the prospectus supplement relating to the debt securities. In this case, one or more global securities will be issued in a denomination or total denominations equal to the portion of the total principal amount of outstanding debt securities to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depository for the global security to a nominee of the depository and except in the circumstances described in the prospectus supplement relating to the debt securities. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security. (Sections 204 and 305)
Restrictive Covenants
          In this section we describe the principal covenants that will apply to the debt securities unless the prospectus supplement for a particular series of debt securities states otherwise. We make use of several defined terms in this section. The definitions for these terms are located at the end of this section under “—Definitions Applicable to Covenants.”
     Restrictions on Secured Debt
          If Procter & Gamble or any Domestic Subsidiary shall incur, assume or guarantee any Debt secured by a Mortgage on any Principal Domestic Manufacturing Property or on any shares of stock or debt of any Domestic Subsidiary, we will cause Procter & Gamble or such Domestic Subsidiary to secure the debt securities then outstanding and/or the Procter & Gamble guarantee of the debt securities then outstanding, as the case may be, equally and ratably with (or prior to) such Debt. However, this restriction will not apply if, after giving effect to the particular Debt so secured the total amount of all Debt so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Domestic Manufacturing Properties, would not exceed 15% of Procter & Gamble’s and its consolidated subsidiaries’ Consolidated Net Tangible Assets.
          In addition, the restriction will not apply to, and there shall be excluded in computing secured Debt for the purpose of the restriction, Debt secured by
(1)	Mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time the corporation becomes a Domestic Subsidiary;

(2)	Mortgages in favor of Procter & Gamble or a Domestic Subsidiary;

(3)	Mortgages in favor of U.S. governmental bodies to secure progress or advance payments;

(4)	Mortgages on property, shares of stock or debt existing at the time of their acquisition, including acquisition through merger or consolidation, purchase money Mortgages and construction cost Mortgages; and

(5)	any extension, renewal or refunding of any Mortgage referred to in the immediately preceding clauses (1) through (4), inclusive. (Section 1004)
          The indenture does not restrict the incurrence of unsecured debt by us or the incurrence of unsecured debt by Procter & Gamble or its other subsidiaries.
     Restrictions on Sales and Leasebacks
          Neither Procter & Gamble nor any Domestic Subsidiary may enter into any sale and leaseback transaction involving any Principal Domestic Manufacturing Property, the completion of construction and commencement of full operation of which has occurred more than 120 days prior to the transaction, unless
•	Procter & Gamble or the Domestic Subsidiary could incur a lien on the property under the restrictions described above under “Restrictions on Secured Debt” in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities then outstanding or

•	within 120 days, Procter & Gamble applies to the retirement of Funded Debt of Procter & Gamble an amount not less than the greater of (1) the net proceeds of the sale of the Principal Domestic Manufacturing

Property leased pursuant to such arrangement or (2) the fair value of the Principal Domestic Manufacturing Property so leased, subject to credits for various voluntary retirements of Funded Debt of Procter & Gamble.

This restriction will not apply to any sale and leaseback transaction

•	between Procter & Gamble and a Domestic Subsidiary,

•	between Domestic Subsidiaries or

•	involving the taking back of a lease for a period of less than three years. (Section 1005)
     PGIF
          PGIF may not engage in any business activities other than those related to (a) financing the business and operations of Procter & Gamble or any of its subsidiaries, (b) the establishment and maintenance of its existence, and (c) any activities related or ancillary thereto or necessary in connection therewith.
     Definitions Applicable to Covenants
          The term “Attributable Debt” means the total net amount of rent, discounted at 10% per annum compounded annually, required to be paid during the remaining term of any lease.
          The term “Consolidated Net Tangible Assets” means the total amount of assets, less applicable reserves and other properly deductible items, after deducting (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as described on Procter & Gamble’s and its consolidated subsidiaries’ most recent balance sheet and computed in accordance with generally accepted accounting principles.
          The term “Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.
          The term “Domestic Subsidiary” means any subsidiary of Procter & Gamble except (i) PGIF and (ii) a subsidiary which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States or which is engaged primarily in financing Procter & Gamble and Procter & Gamble’s subsidiaries’ operations outside the United States.
          The term “Funded Debt” means Debt having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the date of determination of the amount of Debt.
          The term “Mortgage” means pledges, mortgages and other liens.
          The term “Principal Domestic Manufacturing Property” means any facility (together with the land on which it is erected and fixtures comprising a part of the land) used primarily for manufacturing or processing, located in the United States, owned or leased by Procter & Gamble or one of its subsidiaries and having a gross book value in excess of 3/4 of 1% of Consolidated Net Tangible Assets. However, the term “Principal Domestic Manufacturing Property” does not include any facility or portion of a facility (1) which is a pollution control or other facility financed by obligations issued by a state or local governmental unit pursuant to Section 103(b)(4)(E), 103(b)(4)(F) or 103(b)(6) of the Internal Revenue Code of 1954, or any successor provision thereof, or (2) which, in the opinion of the board of directors of Procter & Gamble, is not of material importance to the total business conducted by Procter & Gamble and its subsidiaries as an entirety.

Events of Default
Any one of the following are events of default under the indenture with respect to each series of debt securities:
(1)	the failure to pay principal of or premium, if any, on any debt security of that series when due;

(2)	the failure to pay any interest on any debt security of that series when due, continued for 30 days;

(3)	the failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

(4)	the failure by us or Procter & Gamble to perform any other of the covenants in the indenture, other than a covenant included in the indenture solely for the benefit of other series of debt securities, continued for 90 days after written notice as provided in the indenture;

(5)	release of Procter & Gamble from its obligations in respect of its guarantee of any debt security of that series;

(6)	certain events involving bankruptcy, insolvency or reorganization of us or Procter & Gamble; and

(7)	any other event of default provided with respect to debt securities of that series. (Section 501)
          If an event of default with respect to outstanding debt securities of any series shall occur and be continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under some circumstances, rescind and annul the acceleration. (Section 502) For information as to waiver of defaults, see the section below entitled “Modification and Waiver”.
          A prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon the occurrence of an event of default and its continuation.
          During a default, the trustee has a duty to act with the required standard of care. Otherwise, the indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the trustee reasonable indemnity. (Section 603) If the provisions for indemnification of the trustee have been satisfied, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. (Section 512)
          We and Procter & Gamble will furnish to the trustee annually a certificate as to the compliance by us and Procter & Gamble with all conditions and covenants under the indenture. (Section 1007)
Defeasance
          The prospectus supplement will state if any defeasance provision will apply to the debt securities. Defeasance refers to the discharge of some or all of our obligations under the indenture and Procter & Gamble’s obligations in respect of its guarantee of the debt securities.

     Defeasance and Discharge
          We will be discharged from any and all obligations in respect of the debt securities of any series, and Procter & Gamble will be discharged from any and all obligations in respect of its guarantee of the debt securities of any series, if we or Procter & Gamble deposit with the trustee, in trust, money and/or U.S. government securities which through the payment of interest and principal will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest on the debt securities of the series on the dates those payments are due and payable.
          If a series of debt securities is defeased, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for
•	the rights of holders to receive from the trust funds payment of principal, premium and interest on the debt securities,

•	the rights of holders to receive any Additional Amounts,

•	the obligation to register the transfer or exchange of debt securities of the series,

•	the obligation to replace stolen, lost or mutilated debt securities of the series,

•	the obligation to maintain paying agencies,

•	the obligation to hold monies for payment in trust and

•	the rights of holders to benefit, as applicable, from the rights, powers, trusts, duties and immunities of the trustee.
          A series of debt securities may be defeased only if, among other things:
•	we have delivered to the Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that holders and beneficial owners of the debt securities of the series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred, and

•	we have delivered to the trustee an opinion of counsel, who may be our employee or counsel, to the effect that the debt securities of the series, if then listed on the New York Stock Exchange, will not be delisted as a result of the deposit, defeasance and discharge. (Section 403)
     Defeasance of Covenants and Events of Default
          We and Procter & Gamble may omit to comply with the covenants described above under “Restrictions on Secured Debt” (Section 1004) and “Restrictions on Sales and Leasebacks” (Section 1005), and the failure to comply with these covenants will not be deemed an event of default (Section 501(4)), if we or Procter & Gamble deposit with the trustee, in trust, money and/or U.S. government securities which through the payment of interest and principal will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest on the debt securities of the series on the dates those payments are due and payable. Our obligations under the indenture and the debt securities of the series, and Procter & Gamble’s obligations in respect of its guarantee of the debt securities of the series, will remain in full force and effect, other than with respect to the defeased covenants and related events of default.

          The covenants and the related events of default described above may be defeased only if, among other things, we have delivered to the trustee an opinion of counsel, who may be our employee or counsel, to the effect that
•	the holders and beneficial owners of the debt securities of the series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance of the covenants and events of default, and the holders and beneficial owners of the debt securities of the series will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred, and

•	the debt securities of the series, if then listed on the New York Stock Exchange, will not be delisted as a result of the deposit and defeasance. (Section 1006)
          If we choose covenant defeasance with respect to the debt securities of any series as described above and the debt securities of the series are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (4) under “Events of Default”, the amount of money and U.S. government securities on deposit with the trustee will be sufficient to pay amounts due on the debt securities of the series at the time of their stated maturity. The amount on deposit with the trustee may not be sufficient to pay amounts due on the debt securities of the series at the time of the acceleration resulting from the event of default. However, we and Procter & Gamble will remain liable for these payments.
Modification and Waiver
          PGIF, Procter & Gamble and the trustee may make modifications of and amendments to the indenture if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment consent to the modification or amendment.
          However, the consent of the holder of each debt security affected will be required for any modification or amendment that
•	changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security,

•	reduces the principal amount of, or the premium, if any, or interest, if any, on, any debt security,

•	reduces the amount of principal of an original issue discount security payable upon acceleration of the maturity of the security,

•	changes the place or currency of payment of principal of, or premium, if any, or interest, if any, on, any debt security,

•	releases Procter & Gamble from its obligation in respect of the guarantee of any debt security,

•	impairs the right to institute suit for the enforcement of any payment on any debt security, or

•	reduces the percentage in principal amount of debt securities of any series necessary to modify or amend the indenture or to waive compliance with various provisions of the indenture or to waive various defaults. (Section 902)
          Without the consent of any holder of debt securities, PGIF, Procter & Gamble and the trustee may make modifications or amendments to the indenture in order to
•	evidence the succession of another person to us or Procter & Gamble, as the case may be, and the assumption by that person of the covenants in the indenture,

•	add to the covenants for the benefit of the holders,

•	add additional events of default,

•	permit or facilitate the issuance of securities in bearer form or uncertificated form,

•	add to, change, or eliminate any provision of the indenture in respect of a series of debt securities to be created in the future,

•	secure the securities or the Procter & Gamble guarantee of the securities as required by “Restrictions on Secured Debt,”

•	establish the form or terms of securities of any series,

•	evidence the appointment of a successor trustee, or

•	cure any ambiguity, correct or supplement any provision which may be inconsistent with another provision, or make any other provision, provided that any action may not adversely affect the interests of holders of debt securities in any material respect.
          The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive compliance by us or Procter & Gamble with various restrictive provisions of the indenture. (Section 1008)
          The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default with respect to that series, except
•	a default in the payment of the principal of or premium, if any, or interest on any debt security of that series, or

•	a default in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series that would be affected. (Section 513)
Consolidation, Merger and Sale of Assets
          If the conditions below are met, PGIF and Procter & Gamble, as the case may be, may, without the consent of any holders of outstanding debt securities:
•	consolidate or merge with or into another entity, or

•	transfer or lease their assets as an entirety to another entity.
          PGIF may engage in a consolidation, merger or transfer or lease of assets as an entirety only if
•	the entity formed by the consolidation or into which we are merged or which acquires or leases our assets is either Procter & Gamble or a corporation, partnership, limited liability company, or trust wholly owned by Procter & Gamble and organized and existing under the laws of any United States jurisdiction or any member country of the European Union and assumes our obligations on the debt securities and under the indenture,

•	after giving effect to the transaction no event of default would have happened and be continuing, and

•	various other conditions are met.

          In addition, Procter & Gamble may engage in a consolidation, merger or transfer or lease of assets as an entirety only if
•	the entity formed by the consolidation or into which Procter & Gamble is merged or which acquires or leases Procter & Gamble’s assets is a corporation, partnership, limited liability company or trust organized and existing under the laws of any United States jurisdiction and assumes all obligations of Procter & Gamble under the indenture and its guarantee of the debt securities,

•	after giving effect to the transaction no event of default would have happened and be continuing, and

•	various other conditions are met. (Article Eight)
Regarding the Trustee
          The Bank of New York Trust Company, N.A. is the trustee under the indenture, and also serves as trustee under the indenture relating to the debt securities of Procter & Gamble. The Bank of New York Trust Company is a depositary of Procter & Gamble. In addition, affiliates of The Bank of New York Trust Company may perform various commercial banking and investment banking services for Procter & Gamble and its subsidiaries from time to time in the ordinary course of business.

PLAN OF DISTRIBUTION
General
          We and/or PGIF may sell debt securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers.
          A prospectus supplement relating to a particular offering of debt securities may include the following information:
•	the terms of the offering,

•	the names of any underwriters or agents,

•	the purchase price of the securities,

•	the net proceeds from the sale of the securities,

•	any delayed delivery arrangements,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any initial public offering price and

•	any discounts or concessions allowed or reallowed or paid to dealers.
          The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
Underwriting Compensation
          In connection with the sale of debt securities, underwriters may receive compensation from us, PGIF or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
          Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from us and/or PGIF and any profit that they receive on the resale of debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from us and/or PGIF.
Indemnification
          We and/or PGIF may enter agreements under which underwriters and agents who participate in the distribution of debt securities may be entitled to indemnification by us and/or PGIF against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions
          Various of the underwriters who participate in the distribution of debt securities, and their affiliates, may perform various commercial banking and investment banking services for us and PGIF from time to time in the ordinary course of business.
Delayed Delivery Contracts
          We and PGIF may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase debt securities from us and/or PGIF pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we and/or PGIF must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the debt securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
No Established Trading Market
          The debt securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom we and/or PGIF sell debt securities for public offering and sale may make a market in the securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities.
Price Stabilization and Short Positions
          If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the prospectus supplement, the representatives of the underwriters may reduce that short position by purchasing securities in the open market.
          We and PGIF make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we and PGIF make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL OPINIONS
          In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for The Procter & Gamble Company by Susan S. Whaley, Senior Counsel or any Counsel, Senior Counsel or Associate General Counsel of the Company, for Procter & Gamble International Funding SCA by Arendt & Medernach, Luxembourg counsel for Procter & Gamble and PGIF, and for any underwriters or agents by Fried, Frank, Harris, Shriver & Jacobson LLP or other counsel for the underwriters. Ms. Whaley or other counsel for the Company may rely as to matters of New York law upon the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP or other counsel for the underwriters, and may rely as to matters of Luxembourg law upon the opinion of Arendt & Medernach. Fried, Frank, Harris, Shriver & Jacobson LLP or other counsel for the underwriters may rely as to matters of Ohio law upon the opinion of Ms. Whaley or other counsel for the Company, and may rely as to matters of Luxembourg law upon the opinion of Arendt & Medernach. Fried, Frank, Harris, Shriver & Jacobson LLP performs legal services for Procter & Gamble and its subsidiaries from time to time.
EXPERTS
          The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from The Procter & Gamble Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
          Procter & Gamble files annual, quarterly and special reports, proxy statements and other information with the SEC. PGIF does not and will not file separate reports with the SEC. You may read and copy materials that Procter & Gamble has filed with the SEC, including the registration statement, at the following public reference room of the SEC:
100 F Street, N.E.
Washington, DC 20549
Please telephone the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. You may find our reports, proxy statements and other information at this SEC website.
          In addition, you can obtain our reports, proxy statements and other information about Procter & Gamble at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
          The SEC allows us to “incorporate by reference” into this document the information which Procter & Gamble filed with the SEC. This means that we can disclose important information by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. The information incorporated by reference is an important part of this prospectus and information that Procter & Gamble files later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:
•	our Annual Report on Form 10-K for the year ended June 30, 2007 (including portions of our Annual Report to Shareholders for the year ended June 30, 2007 incorporated by reference therein); and

•	our Current Reports on Form 8-K dated August 15, 2007 and August 23, 2007.

          In addition to the documents listed above, we also incorporate by reference any future filings Procter & Gamble makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) until we and/or PGIF have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated.
          You may request a copy of these filings (other than exhibits, unless that exhibit is specifically incorporated by reference into the filing), at no cost, by writing us at the following address or telephoning us at (513) 983-2414:
The Procter & Gamble Company
Attn: Investor Relations
One Procter & Gamble Plaza
Cincinnati, Ohio 45202
          You may also get a copy of these reports from our website at http://www.pg.com. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed above.
          You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus or any supplemental prospectus is accurate as of any date other than the date on the front of those documents.

PART II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution
          The following is a statement of the expenses (all of which are estimated) to be incurred by the Registrants in connection with the distribution of the securities registered under this registration statement:

Amount
to be paid
SEC registration fee	$(1)
Legal fees and expenses	60,000
Fees and expenses of qualification under state securities laws (including legal fees)	10,000
Accounting fees and expenses	10,000
Printing fees	2,500
Trustee’s fees and expenses	2,000
Miscellaneous	25,000

Total	$109,500

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act, except for (a) $272,577 that has already been paid with respect to $2,151,361,000 aggregate initial offering price of securities that were previously registered by The Procter & Gamble Company pursuant to Registration Statement No. 333-113515, which was initially filed on March 11, 2004, and were not sold thereunder and (b) $36,800 that has already been paid with respect to $400,000,000 aggregate initial offering price of securities that were previously registered by The Gillette Company pursuant to Registration Statement No. 333-101112, which was initially filed on November 8, 2002, and were not sold thereunder.
Item 15. Indemnification of Directors and Officers
Procter & Gamble
Section 1701.13(E) of the Ohio Revised Code provides as follows:
     (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
     (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:
     (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;
     (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.
     (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.
     (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:
     (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;
     (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;
     (c) By the shareholders;
     (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.
     Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.
     (5)(a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:
     (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;
     (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.
     (b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.
     (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
     (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).
     (9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.
     Section 1701.13(F)(7) of the Ohio Revised Code provides as follows:
     (F) In carrying out the purposes stated in its articles and subject to limitations prescribed by law or in its articles, a corporation may:

     (7) Resist a change or potential change in control of the corporation if the directors by a majority vote of a quorum determine that the change or potential change is opposed to or not in the best interests of the corporation:
     (a) Upon consideration of the interests of the corporation’s shareholders and any of the matters set forth in division (E) of section 1701.59 of the Revised Code; or
     (b) Because the amount or nature of the indebtedness and other obligations to which the corporation or any successor or the property of either may become subject in connection with the change or potential change in control provides reasonable grounds to believe that, within a reasonable period of time, any of the following would apply:
     (i) The assets of the corporation or any successor would be or become less than its liabilities plus its stated capital, if any;
     (ii) The corporation or any successor would be or become insolvent;
     (iii) Any voluntary or involuntary proceeding under the federal bankruptcy laws concerning the corporation or any successor would be commenced by any person.
     Section 1701.59 of the Ohio Revised Code provides as follows:
     (A) Except where the law, the articles, or the regulations require action to be authorized or taken by shareholders, all of the authority of a corporation shall be exercised by or under the direction of its directors. For their own government, the directors may adopt bylaws that are not inconsistent with the articles or the regulations. The selection of a time frame for the achievement of corporate goals shall be the responsibility of the directors.
     (B) A director shall perform the director’s duties as a director, including the duties as a member of any committee of the directors upon which the director may serve, in good faith, in a manner the director reasonably believes to be in or not opposed to the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing a director’s duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by any of the following:
     (1) One or more directors, officers, or employees of the corporation who the director reasonably believes are reliable and competent in the matters prepared or presented;
     (2) Counsel, public accountants, or other persons as to matters that the director reasonably believes are within the person’s professional or expert competence;
     (3) A committee of the directors upon which the director does not serve, duly established in accordance with a provision of the articles or the regulations, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.
     (C) For purposes of division (B) of this section, the following apply:
     (1) A director shall not be found to have violated the director’s duties under division (B) of this section unless it is proved by clear and convincing evidence that the director has not acted in good faith, in a manner the director reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances, in any action brought against a director, including actions involving or affecting any of the following:
     (a) A change or potential change in control of the corporation, including a determination to resist a change or potential change in control made pursuant to division (F)(7) of section 1701.13 of the Revised Code;
     (b) A termination or potential termination of the director’s service to the corporation as a director;

     (c) The director’s service in any other position or relationship with the corporation.
     (2) A director shall not be considered to be acting in good faith if the director has knowledge concerning the matter in question that would cause reliance on information, opinions, reports, or statements that are prepared or presented by the persons described in divisions (B)(1) to (3) of this section to be unwarranted.
     (3) Nothing contained in this division limits relief available under section 1701.60 of the Revised Code.
     (D) A director shall be liable in damages for any action that the director takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation. Nothing contained in this division affects the liability of directors under section 1701.95 of the Revised Code or limits relief available under section 1701.60 of the Revised Code. This division does not apply if, and only to the extent that, at the time of a director’s act or omission that is the subject of complaint, the articles or the regulations of the corporation state by specific reference to this division that the provisions of this division do not apply to the corporation.
     (E) For purposes of this section, a director, in determining what the director reasonably believes to be in the best interests of the corporation, shall consider the interests of the corporation’s shareholders and, in the director’s discretion, may consider any of the following:
     (1) The interests of the corporation’s employees, suppliers, creditors, and customers;
     (2) The economy of the state and nation;
     (3) Community and societal considerations;
     (4) The long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.
     (F) Nothing contained in division (C) or (D) of this section affects the duties of either of the following:
     (1) A director who acts in any capacity other than the director’s capacity as a director;
     (2) A director of a corporation that does not have issued and outstanding shares that are listed on a national securities exchange or are regularly quoted in an over-the-counter market by one or more members of a national or affiliated securities association, who votes for or assents to any action taken by the directors of the corporation that, in connection with a change in control of the corporation, directly results in the holder or holders of a majority of the outstanding shares of the corporation receiving a greater consideration for their shares than other shareholders.
     Section 1701.95 of the Ohio Revised Code provides as follows:
     (A)(1) In addition to any other liabilities imposed by law upon directors of a corporation and except as provided in division (B) of this section, directors shall be jointly and severally liable to the corporation as provided in division (A)(2) of this section if they vote for or assent to any of the following:
     (a) The payment of a dividend or distribution, the making of a distribution of assets to shareholders, or the purchase or redemption of the corporation’s own shares, contrary in any such case to law or the articles;
     (b) A distribution of assets to shareholders during the winding up of the affairs of the corporation, on dissolution or otherwise, without the payment of all known obligations of the corporation or without making adequate provision for their payment;

     (c) The making of a loan, other than in the usual course of business, to an officer, director, or shareholder of the corporation, other than in either of the following cases:
     (i) In the case of a savings and loan association or of a corporation engaged in banking or in the making of loans generally;
     (ii) At the time of the making of the loan, a majority of the disinterested directors of the corporation voted for the loan and, taking into account the terms and provisions of the loan and other relevant factors, determined that the making of the loan could reasonably be expected to benefit the corporation.
     (2)(a) In cases under division (A)(1)(a) of this section, directors shall be jointly and severally liable up to the amount of the dividend, distribution, or other payment, in excess of the amount that could have been paid or distributed without violation of law or the articles but not in excess of the amount that would inure to the benefit of the creditors of the corporation if it was insolvent at the time of the payment or distribution or there was reasonable ground to believe that by that action it would be rendered insolvent, plus the amount that was paid or distributed to holders of shares of any class in violation of the rights of holders of shares of any other class.
     (b) In cases under division (A)(1)(b) of this section, directors shall be jointly and severally liable to the extent that the obligations of the corporation that are not otherwise barred by statute are not paid or for the payment of which adequate provision has not been made.
     (c) In cases under division (A)(1)(c) of this section, directors shall be jointly and severally liable for the amount of the loan with interest on it at the rate specified in section 1343.03 of the Revised Code until the amount has been paid.
     (B)(1) A director is not liable under division (A)(1)(a) or (b) of this section if, in determining the amount available for any dividend, purchase, redemption, or distribution to shareholders, the director in good faith relied on a financial statement of the corporation prepared by an officer or employee of the corporation in charge of its accounts or certified by a public accountant or firm of public accountants, the director in good faith considered the assets to be of their book value, or the director followed what the director believed to be sound accounting and business practice.
     (2) A director is not liable under division (A)(1)(c) of this section for making any loan to, or guaranteeing any loan to or other obligation of, an employee stock ownership plan, as defined in section 4975(e)(7) of the Internal Revenue Code.
     (C) A director who is present at a meeting of the directors or a committee of the directors at which action on any matter is authorized or taken and who has not voted for or against the action shall be presumed to have voted for the action unless that director’s written dissent from the action is filed, either during the meeting or within a reasonable time after the adjournment of the meeting, with the person acting as secretary of the meeting or with the secretary of the corporation.
     (D) A shareholder who knowingly receives any dividend, distribution, or payment made contrary to law or the articles shall be liable to the corporation for the amount received by that shareholder that is in excess of the amount that could have been paid or distributed without violation of law or the articles.
     (E) A director against whom a claim is asserted under or pursuant to this section and who is held liable on the claim shall be entitled to contribution, on equitable principles, from other directors who also are liable. In addition, any director against whom a claim is asserted under or pursuant to this section or who is held liable shall have a right of contribution from the shareholders who knowingly received any dividend, distribution, or payment made contrary to law or the articles, and those shareholders as among themselves also shall be entitled to contribution in proportion to the amounts received by them respectively.

     (F) No action shall be brought by or on behalf of a corporation upon any cause of action arising under division (A)(1)(a) or (b) of this section at any time after two years from the day on which the violation occurs.
     (G) Nothing contained in this section shall preclude a creditor whose claim is unpaid from exercising the rights that that creditor otherwise would have by law to enforce that creditor’s claim against assets of the corporation paid or distributed to shareholders.
     (H) The failure of a corporation to observe corporate formalities relating to meetings of directors or shareholders in connection with the management of the corporation’s affairs shall not be considered a factor tending to establish that the shareholders have personal liability for corporate obligations.
     Section 8 of Article III of The Procter & Gamble Company’s Regulations provides as follows:
     Section 8. Indemnification of Directors and Officers. The Company shall indemnify each present and future Director and officer, his heirs, executors and administrators against all costs, expenses (including attorneys’ fees), judgments, and liabilities, reasonably incurred by or imposed on him in connection with or arising out of any claim or any action, suit or proceeding, civil or criminal, in which he may be or become involved by reason of his being or having been a Director or officer of the Company, or of any of its subsidiary companies, or of any other company in which he served or serves as a Director or officer at the request of the Company, irrespective of whether or not he continues to be a Director or an officer at the time he incurs or becomes subjected to such costs, expenses (including attorneys’ fees), judgments, and liabilities; but such indemnification shall not be operative with respect to any matter as to which in any such action, suit or proceeding he shall have been finally adjudged to have been derelict in the performance of his duties as such Director or officer. Such indemnification shall apply when the adjudication in such action, suit or proceeding is otherwise than on the merits and also shall apply when a settlement or compromise is effected, but in such cases indemnification shall be made only if the Board of Directors of the Company, acting at a meeting at which a majority of the quorum of the Board is unaffected by self interest, shall find that such Director or officer has not been derelict in the performance of his duty as such Director or officer with respect to the matter involved, and shall adopt a resolution to that effect and in cases of settlement or compromise shall also approve the same; in cases of settlement or compromise such indemnification shall not include reimbursement of any amounts which by the terms of the settlement or compromise are paid or payable to the Company itself by the Director or officer (or in the case of a Director or officer of a subsidiary or another company in which such Director or officer is serving at the Request of the Company any amounts paid or payable by such Director or officer to such company). If the Board of Directors as herein provided refuses or fails to act or is unable to act due to the self interest of some or all of its members, the Company at its expense shall obtain the opinion of counsel and indemnification shall be had only if it is the opinion of such counsel that the Director or officer has not been derelict in the performance of his duties as such Director or officer with respect to the matter involved.
     The right of indemnification provided for in this section shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law and such rights, if any, shall also inure to the benefit of the heirs, executors or administrators of any such director or officer.
     The Company’s directors, officers and certain other key employees are insured by Directors and Officers Liability insurance policies. The Company pays the premiums for this insurance. The coverage has an annual aggregate liability limit of $150 million. Coverage for individual directors, officers and key employees is provided with no deductible. Coverage for reimbursement to the Company of the indemnification of individual directors, officers and key employees, and for securities actions claims is provided within this limit, subject to a $50 million deductible.
     The form of Underwriting Agreement of the Company provides for indemnification of the Company and its directors, officers and certain other persons under certain circumstances described therein by each underwriter participating in an offering of Debt Securities.

PGIF
     General Liability Principles for Managers of a Luxembourg société en commandite par actions (“S.C.A.”)
     The managers of an S.C.A. are liable in accordance with the general provisions on directors’/managers’ liability. Article 59, first paragraph of the Luxembourg law of 10 August 1915 on commercial companies, as amended, (which article also applies to managers of an S.C.A.) provides that managers are liable to the company, in accordance with the general provisions of Luxembourg law, for the execution of the mandate for which they have been appointed and for the faults committed during their management. In addition and pursuant to article 59, second paragraph, the managers are jointly and severally liable either to the company or to third parties for all damages resulting from infringements of the law or of the company’s articles of incorporation. Furthermore and under article 495 of the Luxembourg Commercial Code, managers may be declared personally bankrupt if (i) they abusively pursued, for their interest, a non profitable business which resulted in the company becoming insolvent or (ii) they disposed of corporate assets in the same manner as if those had been their own personal assets or (iii) they carried out business on behalf of the company for their personal interest.
     In addition to the above general liability principles, the managers of an S.C.A. must, as a rule, be at the same time general partners of the S.C.A. In their capacity as general partners of the S.C.A., they incur personal and unlimited liability for the debts and obligations of the S.C.A.
     Procter & Gamble International Finance Funding General Manager S.à r.l. (also referred to as the Manager in this registration statement), the manager and general partner of PGIF, is a legal entity. Accordingly, the Amended Articles of Incorporation of PGIF do not contain any indemnification provisions with respect to the Manager.
     Liability and Indemnification of the Members of the Supervisory Board of a Luxembourg S.C.A.
     The audit of the annual accounts of PGIF is entrusted to a supervisory board composed of three statutory auditors (commissaires).
     Insofar as the liability of the statutory auditors results from their duties of supervision and control, their liability shall be determined according to the same general rules as those applicable to the liability of managers.
     The statutory auditors do not assume, by reason of their position, any personal liability in relation to commitments properly made by them in the name of PGIF. They are authorized agents only and are therefore merely responsible for the execution of their mandate.
          The form of Underwriting Agreement of PGIF provides for indemnification of PGIF and its directors, officers and certain other persons under certain circumstances described therein by each underwriter participating in an offering of Debt Securities.
Item 16. Exhibits

Exhibit		Incorporated by Reference to
No.	Description	Filings
(1)(a)	Form of Underwriting Agreement of the Company (Including form of Delayed Delivery Contract).	*

(1)(b)	Form of Underwriting Agreement of the Company and Procter & Gamble International Funding SCA (Including form of Delayed Delivery Contract).	*

(4)(a)	Indenture, dated as of September 28, 1992, between the Company and The Bank of New York Trust Company, N.A., (as successor-in-	**

Exhibit		Incorporated by Reference to
No.	Description	Filings
interest to J.P. Morgan Trust Company, National Association), as Trustee.

(4)(b)	Form of Debt Securities of the Company (included in Exhibit (4)(a) at pages 15 through 21).	**

(4)(c)	Indenture, dated as of July 6, 2007, among Procter & Gamble International Funding SCA, the Company and The Bank of New York Trust Company, N.A., as Trustee.	*

(4)(d)	Form of Debt Securities of PGIF (included in Exhibit 4(c) at pages 13 through 19).	*

(5)(a)	Opinion of Susan S. Whaley, Esq., Senior Counsel of the Company, as to the legality of the Debt Securities and Guarantees of the Company being registered.	*

(5)(b)	Opinion of Arendt & Medernach, Luxembourg counsel for the Company and Procter & Gamble International Funding SCA, as to the legality of the Debt Securities of PGIF being registered.	*

(5)(c)	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as to the legality of the Debt Securities and Guarantees of the Company and the Debt Securities of PGIF being registered.	*

(12)	Statement re computation of ratios of earnings to fixed charges.	***

(23)(a)	Consent of Deloitte & Touche LLP.	*

(23)(b)	Consent of Susan S. Whaley, Esq., is contained in her opinion filed as Exhibit (5)(a).	*

(23)(c)	Consent of Arendt & Medernach, is contained in their opinion filed as Exhibit (5)(b).	*

(23)(d)	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP, is contained in their opinion filed as Exhibit (5)(c).	*

(24)(a)	Power of Attorney (Procter & Gamble).	*

(24)(b)	Power of Attorney (PGIF).	*

(25)(a)	Statement of Eligibility of The Bank of New York Trust Company, N.A., (as successor-in-interest to J.P. Morgan Trust Company, National Association), as Trustee, on Form T-1.	*

(25)(b)	Statement of Eligibility of The Bank of New York Trust Company, N.A. as Trustee, on Form T-1.	*

*	Filed herewith.

**	Incorporated by reference to Registration No. 33-43919 filed on November 13, 1991, as amended by Post-Effective Amendment No. 1 filed September 29, 1992.

***	Incorporated by reference to Exhibit (12) of the Company’s Annual Report on Form 10-K for the year ended June 30, 2007.

Item 17. Undertakings
     Each of the undersigned Registrants hereby undertakes:
     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona, fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned Registrants undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of The Procter & Gamble Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, The Procter & Gamble Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 7th day of September, 2007.

THE PROCTER & GAMBLE COMPANY
By:	/s/ A.G. Lafley
	Name:	A.G. Lafley
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 7th, 2007.

Signature	Title

/s/ A.G. Lafley	Chairman of the Board and Chief Executive
A.G. Lafley	Officer (Principal Executive Officer)

/s/ Clayton C. Daley, Jr.	Chief Financial Officer (Principal Financial
Clayton C. Daley, Jr.	Officer)

/s/ Valarie L. Sheppard	Comptroller (Principal Accounting Officer)
Valarie L. Sheppard

*	Director
Bruce L. Byrnes

*	Director
Scott D. Cook

*	Director
Joseph T. Gorman

*	Director
Rajat K. Gupta

Signature	Title

*	Director
Charles R. Lee

*	Director
Lynn M. Martin

*	Director
W. James McNerney, Jr.

*	Director
Johnathan A. Rodgers

*	Director
John F. Smith, Jr.

*	Director
Ralph Snyderman

*	Director
Margaret C. Whitman

*	Director
Ernesto Zedillo

*By:	/s/ James J. Johnson

James J. Johnson as Attorney-in-Fact

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Procter & Gamble International Funding SCA certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Grand Duchy of Luxembourg, on the 7th day of September, 2007.

PROCTER & GAMBLE INTERNATIONAL FUNDING SCA
By:	its general partner Procter & Gamble International Finance Funding General Management Sàrl

/s/ Herwig Meskens

Name: Herwig Meskens
Title: Manager
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 7th, 2007.

Signature	Title

/s/ Jean-Louis Geyr	Manager (Procter & Gamble International Finance
Jean-Louis Geyr	Funding General Management Sàrl)

/s/ Herwig Meskens	Manager (Procter & Gamble International Finance
Herwig Meskens	Funding General Management Sàrl)

SIGNATURE OF AUTHORIZED REPRESENTATIVE
     Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of Procter & Gamble International Funding SCA, has signed this Registration Statement in the City of Cincinnati, State of Ohio, on the 7th day of September, 2007.

Signature	Title

/s/ J. Douglas Gerstle	Authorized Representative in the United States
J. Douglas Gerstle

EXHIBIT INDEX

Exhibit		Incorporated by
No.	Description	Reference to Filings
(1)(a)	Form of Underwriting Agreement of the Company (Including form of Delayed Delivery Contract).	*

(1)(b)	Form of Underwriting Agreement of the Company and Procter & Gamble International Funding SCA (Including form of Delayed Delivery Contract).	*

(4)(a)	Indenture, dated as of September 28, 1992, between the Company and The Bank of New York Trust Company, N.A., (as successor-in-interest to J.P. Morgan Trust Company, National Association), as Trustee.	**

(4)(b)	Form of Debt Securities of the Company (included in Exhibit (4)(a) at pages 15 through 21).	**

(4)(c)	Indenture, dated as of July 6, 2007, among Procter & Gamble International Funding SCA, the Company and The Bank of New York Trust Company, N.A., as Trustee.	*

(4)(d)	Form of Debt Securities of PGIF (included in Exhibit 4(c) at pages 13 through 19).	*

(5)(a)	Opinion of Susan S. Whaley, Esq., Senior Counsel of the Company, as to the legality of the Debt Securities and Guarantees of the Company being registered.	*

(5)(b)	Opinion of Arendt & Medernach, Luxembourg counsel for the Company and Procter & Gamble International Funding SCA, as to the legality of the Debt Securities of PGIF being registered.	*

(5)(c)	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as to the legality of the Debt Securities and Guarantees of the Company and the Debt Securities of PGIF being registered.	*

(12)	Statement re computation of ratios of earnings to fixed charges.	***

(23)(a)	Consent of Deloitte & Touche LLP.	*

(23)(b)	Consent of Susan S. Whaley, Esq., is contained in her opinion filed as Exhibit (5)(a).	*

(23)(c)	Consent of Arendt & Medernach, is contained in their opinion filed as Exhibit (5)(b).	*

(23)(d)	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP, is contained in their opinion filed as Exhibit (5)(c).	*

(24)(a)	Power of Attorney (Procter & Gamble).	*

(24)(b)	Power of Attorney (PGIF).	*

(25)(a)	Statement of Eligibility of The Bank of New York Trust Company, N.A., (as successor-in-interest to J.P. Morgan Trust Company, National	*

Exhibit		Incorporated by
No.	Description	Reference to Filings
Association), as Trustee, on Form T-1.

(25)(b)	Statement of Eligibility of The Bank of New York Trust Company, N.A. as Trustee, on Form T-1.	*

*	Filed herewith.

**	Incorporated by reference to Registration No. 33-43919 filed on November 13, 1991, as amended by Post-Effective Amendment No. 1 filed September 29, 1992.

***	Incorporated by reference to Exhibit (12) of the Company’s Annual Report on Form 10-K for the year ended June 30, 2007.